Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

SANDY SPRING BANCORP REPORTS $57.0 MILLION IN QUARTERLY EARNINGS
Earnings Performance Remains Strong

OLNEY, MARYLAND, October 21, 2021 — Today Sandy Spring Bancorp, Inc., (Nasdaq-SASR), the parent company of Sandy Spring Bank, reported net income of $57.0 million ($1.20 per diluted common share) for the quarter ended September 30, 2021. The current quarter compares to $44.6 million ($0.94 per diluted common share) for the third quarter of 2020 and net income of $57.3 million ($1.19 per diluted common share) for the second quarter of 2021. The results for the current quarter reflect the positive impact of the significant decline in interest expense and a credit to the provision for credit losses, which more than offset a decline in non-interest income and an increase in non-interest expense compared to the third quarter of the prior year.

Core earnings, which exclude the impact of the provision for credit losses and provision on unfunded loan commitments, merger and acquisition expense, loss on FHLB redemptions, amortization of intangibles and investment securities gains, each on an after-tax basis, for the current quarter were $52.0 million ($1.10 per diluted common share), compared to $52.1 million ($1.10 per diluted common share) for the quarter ended September 30, 2020 and $55.1 million ($1.16 per diluted common share) for the quarter ended June 30, 2021.

The provision for credit losses for the current quarter was a credit of $8.2 million as compared to a charge of $7.0 million for the third quarter of 2020 and credit of $4.2 million for the second quarter of 2021. The credits for the provision for credit losses during 2021 reflect the continued declines in the forecasted unemployment rate and, to a lesser degree, improvements in other forecasted macroeconomic indicators. The third quarter's provision also contains the impact of various updated metrics applied in the determination of the allowance for credit losses.

“We delivered another successful quarter and I am pleased with the consistent results from across our various lines of business,” said Daniel J. Schrider, President and CEO of Sandy Spring Bank. “We continue to grow new and existing relationships with wealth, mortgage, retail, and commercial clients, which is evidenced in our significant deposit and commercial loan production this quarter. Our credit quality also remains strong, as well as our proactive management of the margin. We are in a great position, and we look forward to building on the momentum our team has generated."

Third Quarter Highlights:

•Core earnings for the third quarter of 2021 were $52.0 million and $52.1 million for the prior year quarter as the increase in net interest income during the current quarter was offset by lower non-interest income and increased non-interest expense compared to the third quarter of 2020.

•At September 30, 2021, total assets were $13.0 billion, a 3% increase compared to $12.7 billion at September 30, 2020. This increase year-over-year was the result of the $889.8 million growth in cash and cash equivalents, primarily as a result of the funds received from the forgiveness of PPP loans, which declined $601.6 million during the same period. Excluding PPP loans, the total loan portfolio remained at $9.3 billion at September 30, 2021 compared to September 30, 2020, due to the combined run-off of $326.9 million of residential mortgage and consumer loans offset by the year-over-year commercial loan growth of $315.9 million or 4%.

•Year-over-year deposits increased 10%, driven by 15% growth in noninterest-bearing deposits and 8% growth in interest-bearing deposits.

•During the past twelve months, time deposits declined $359.4 million and borrowings of $820.6 million were eliminated. The reduction in borrowings included the redemption of $31 million of 5.65% subordinated debt acquired as part of the Revere Bank ("Revere") acquisition and $25 million of 4.75% subordinated debt acquired as part of the WashingtonFirst Bankshares, Inc. ("WashingtonFirst") acquisition.

•For the third quarter of 2021, the net interest margin was 3.52%, compared to 3.24% for the same quarter of 2020, and 3.63% for the second quarter of 2021. Excluding the impact of the amortization of the fair value marks derived from acquisitions, the current quarter’s net interest margin would have been 3.49%, compared to 3.18% for third quarter of 2020, and 3.60% for the second quarter of 2021. Solely excluding the impact of PPP loans, the current quarter’s net interest margin would have been 3.35%, compared to 3.30% for the third quarter of 2020, and 3.52% for the second quarter of 2021.

•The provision for credit losses was a credit of $8.2 million for the current quarter compared to the prior quarter’s credit to the provision of $4.2 million. The credit to the provision for the current quarter was the result of the continued improvement in forecasted economic variables, in addition to the impact of updated metrics applied in the determination of the allowance for credit losses.

•Non-interest income for the current quarter decreased by 17% or $5.0 million compared to the prior year quarter. The decline was the direct result of the 65% decline in income from mortgage banking activities, which exceeded the 21% growth in wealth management income, a 26% increase in service charges on deposit accounts and 16% growth in bank card fees. Other non-interest income grew by 113% compared to the prior year quarter as a result of increases in credit related fees and activity-based contractual vendor incentives.

•Non-interest expense increased $2.2 million or 4% for the third quarter of 2021, compared to the prior year quarter. This increase was driven by increases in compensation costs, professional fees and other non-interest expense, which were partially offset by the lack of merger and acquisition expense during the current quarter and a significant reduction in FDIC insurance.

•Return on average assets (“ROA”) for the quarter ended September 30, 2021 was 1.75% and return on average tangible common equity (“ROTCE”) was 19.56% compared to 1.79% and 20.44%, respectively, for the second quarter of 2021. On a non-GAAP basis, the current quarter's core ROA was 1.60% and core ROTCE was 17.85% compared to core ROA of 1.73% and core ROTCE of 19.68% for the prior quarter of 2021.

•For the third quarter of 2021, the GAAP efficiency ratio was 48.23% compared to 48.03% for the third quarter of 2020, and 46.89% for the second quarter of 2021. The non-GAAP efficiency ratio for the third quarter of 2021 was 46.67% compared to 45.36% for the second quarter of 2021.

•During the quarter, the Company repurchased 1,261,828 shares of its common stock at an average price of $43.04 per share. Under the current authorization, 1,038,172 common shares remain available to be repurchased.

Balance Sheet and Credit Quality

Total assets grew 3% to $13.0 billion at September 30, 2021, as compared to $12.7 billion at September 30, 2020. During this period, total loans declined by 6% to $9.7 billion at September 30, 2021, compared to $10.3 billion at September 30, 2020. Excluding PPP loans, total loans at September 30, 2021 remained at $9.3 billion, as compared to the prior year quarter. During the past twelve months, the activity in the loan portfolio reflected the net reduction of loans originated under the PPP program of $601.6 million and a $261.9 million decline in the residential mortgage loan portfolio, which was partially offset by year-over-year non-PPP commercial loan growth of $315.9 million or 4%. The year-over-year decline in the mortgage loan portfolio resulted from mortgage loan refinance activity driven by the low interest rate environment and the strategic decision to sell the majority of new mortgage loan production.

At September 30, 2021, the remaining outstanding principal balance of PPP loans was $461.0 million. As of October 4, 2021, 6,629 PPP loans totaling $1.1 billion have been forgiven and an additional $50.0 million have been repaid by borrowers. At the end of the current quarter, loans with an aggregate balance of $13.6 million remain in deferral status. Currently, 99% of all commercial loans that had been granted modifications/deferrals due to pandemic-related financial stress have returned to their original payment plans.

Deposit growth was 10% during the past twelve months, as noninterest-bearing deposits experienced growth of 15% and interest-bearing deposits grew 8%. This growth was driven primarily by the impact of the PPP program and, to a lesser extent, growth in interest-bearing transaction relationships.

Tangible common equity increased to $1.1 billion or 9.10% of tangible assets at September 30, 2021, compared to $1.0 billion or 8.31% at September 30, 2020 as a result of accumulated earnings over the preceding twelve months. Excluding the impact of the PPP program from tangible assets at September 30, 2021, the tangible common equity ratio would be 9.44%. At September 30, 2021, the Company had a total risk-based capital ratio of 15.26%, a common equity tier 1 risk-based capital ratio of 12.50%, a tier 1 risk-based capital ratio of 12.50%, and a tier 1 leverage ratio of 9.23%.

Non-performing loans include non-accrual loans, accruing loans 90 days or more past due and restructured loans. At September 30, 2021, the level of non-performing loans to total loans was 0.80% compared to 0.72% at September 30, 2020, and 0.93% at June 30, 2021. At September 30, 2021, non-performing loans totaled $78.2 million, compared to $74.7 million at September 30, 2020, and $94.3 million at June 30, 2021. Loans placed on non-accrual during the current quarter amounted to $5.7 million compared to $0.9 million for the prior year quarter and $1.5 million for the second quarter of 2021. Non-accrual loans at quarter end declined from the prior quarter due primarily to the partial payoffs and eventual charge-offs of a few large borrowings within the hospitality sector with an aggregate balance of $32.9 million. Charged-off amounts of these credits did not exceed their associated individual reserves, and as such, did not result in any additional impact on the current quarter's provision for credit losses. Loans greater than 90 days or more increased from the prior quarter as a result of maturities of existing portfolio loans that were in process of being extended. Loans amounting to $22.2 million were subsequently settled after September 30, 2021.

The Company recorded net charge-offs of $7.8 million for the third quarter of 2021, as compared to net charge-offs of $0.2 million for the third quarter of 2020 and net charge-offs of $2.2 million for the second quarter of 2021. The increase in charge-offs in the current quarter compared to the prior quarter and the prior year quarter was primarily the result of the previously mentioned charge-offs of non-accrual loans.

At September 30, 2021, the allowance for credit losses was $107.9 million or 1.11% of outstanding loans and 138% of non-performing loans, compared to $124.0 million or 1.23% of outstanding loans and 131% of non-performing loans at June 30, 2021. Excluding PPP loans, the allowance for credit losses to outstanding loans was 1.17% and 1.34%, at September 30, 2021 and June 30, 2021, respectively. The decline in the allowance during the current quarter compared to the previous quarter was the result of the removal of individual reserves associated with the charge-offs and continued improvement in forecasted economic metrics, in addition to the impact of various updated metrics applied in the determination of the allowance for credit losses.

Income Statement Review

Quarterly Results

The Company recorded net income of $57.0 million for the three months ended September 30, 2021, compared to net income of $44.6 million for the prior year quarter. The results for the current quarter reflect the positive impact of the significant decline in interest expense and the credit to the provision for credit losses, which more than offset the decline in non-interest income and an increase in non-interest expense compared to the third quarter of the prior year. Pre-tax, pre-provision, pre-merger income was $67.8 million for the three months ended September 30, 2021 compared to $67.2 million for the prior year quarter.

For the third quarter of 2021, net interest income increased $9.1 million or 9% compared to the third quarter of 2020, due to a significant reduction in interest expense during the preceding twelve months. During this period, as general market interest rates declined significantly, interest income declined modestly by $1.9 million, interest expense on deposits, notably money market, time deposits, and borrowings declined to a greater extent, resulting in an $11.0 million decrease in interest expense. Interest expense on interest-bearing deposits declined $5.9 million and interest expense on borrowings declined $5.1 million. For the current quarter, the PPP program contributed $11.4 million to net interest income, of which $9.6 million represented origination fees. The net interest margin for the third quarter of 2021 was 3.52% as compared to 3.24% for the same quarter of the prior year, primarily the result of decreased funding costs during the period. Excluding the net $0.8 million impact of the amortization of the fair value marks derived from acquisitions, the net interest margin for the current quarter would have been 3.49% compared to the adjusted net interest margin of 3.18% for the third quarter of 2020.

The provision for credit losses was a credit of $8.2 million for the third quarter of 2021 compared to a charge of $7.0 million for the third quarter of 2020. The provision for credit losses for the second quarter of 2021 was a credit of $4.2 million. The credit to the provision for the quarter was the result of the continued improvement in forecasted economic variables, in addition to the impact of various updated metrics applied in the determination of the allowance for credit losses. The overall credit to the provision for the third quarter of 2021 was partially mitigated by the impact of adjustments to certain qualitative factors and the change in the portfolio mix as a result of the origination of new credits.

Non-interest income decreased $5.0 million or 17% during the current quarter compared to the same quarter of the prior year, as a result of a 65% decline in income from mortgage banking activities, which exceeded the 21% growth in wealth management income, a 26% increase in service charges on deposit accounts and 16% growth in bank card fees. In addition, other non-interest income grew 113% compared to the prior year primarily as a result of an increase in credit related fees and activity-based contractual vendor incentives. The growth in wealth management income continued to reflect the positive impact of the Rembert Pendleton Jackson ("RPJ") acquisition in 2020 in addition to the performance in the financial markets and the expansion of the wealth management client base. The growth in service charge income reflects the impact of the prior year's temporary suspension of certain service fees as well as lower transaction volume, both a resulting reaction to the Covid-19 pandemic. Bank card fees grew compared to the prior year quarter driven by transaction volume.

Non-interest expense increased $2.2 million or 4% for the third quarter of 2021, compared to the prior year quarter. The increase was driven by increases in compensation costs, professional fees and other non-interest expense, which were partially offset by the lack of merger and acquisition expense during the current quarter and a significant reduction in FDIC insurance expense. Salary and benefit expense increased $2.6 million as a result of staffing increases and an increase of $1.2 million in professional fees and services, primarily due to consulting fees associated with specific strategic initiatives. The decline in the FDIC insurance expense resulted from the reduction in risk factors applied by the regulatory agency in the determination of the Company's premium.

For the third quarter of 2021, the GAAP efficiency ratio was 48.23% compared to 48.03% for the third quarter of 2020, and 46.89% for the second quarter of 2021. The non-GAAP efficiency ratio was 46.67% for the current quarter as compared to 45.27% for the third quarter of 2020, and 45.36% for the second quarter of 2021. The modest increase in the efficiency ratio (reflecting an decrease in efficiency) from the third quarter of the prior year to the current year quarter was the result of the 7% growth in non-GAAP non-interest expense outpacing the 3% growth in non-GAAP revenue. ROA for the quarter ended September 30, 2021 was 1.75% and ROTCE was 19.56% compared to 1.79% and 20.44%, respectively, for the second quarter of 2021. On a non-GAAP basis, the current quarter's core ROA was 1.60% and core ROTCE was 17.85% compared to core ROA of 1.73% and core ROTCE of 19.68% for the prior quarter of 2021.

Year to Date Results

The Company recorded net income of $189.7 million for the nine months ended September 30, 2021 compared to net income of $40.3 million for the same period in the prior year. Pre-tax, pre-provision, pre-merger income was $204.5 million for the nine months ended September 30, 2021 compared to $164.9 million for the prior year. The current year benefited from increased net interest income of $55.9 million, a $47.1 million credit to the provision for credit losses, and a $9.0 million increase in non-interest income driven primarily by wealth management income and other non-interest income. The prior year's results reflected the combined impact of merger and acquisition expense associated with the Revere acquisition, the impact of the Covid-19 pandemic on economic forecast used in the determination of the allowance for credit losses and the additional provision for credit losses associated with the acquisition of Revere during that period.

Net interest income for the nine months ended September 30, 2021 increased 21% or $55.9 million compared to the prior year as net interest income was driven by the increase in interest income from the commercial loan portfolio and the overall decrease in interest expense during the current year. These positive impacts were partially offset by the decrease in interest income on the investment securities and the mortgage and consumer loans portfolios. Contributing to the growth in net interest income, the PPP program generated $35.6 million, net of its associated funding costs, year-over-year. The net interest margin improved to 3.57% for the nine months ended September 30, 2021, compared to 3.33% for the prior year. Excluding the net $4.6 million impact of the amortization of the fair value marks derived from acquisitions, the net interest margin for the current year would have been 3.52%. The net interest margin for 2020, excluding the amortization of fair value marks, would have been 3.21%.

The provision for credit losses for the nine months ended September 30, 2021 amounted to a credit of $47.1 million as compared to a charge of $90.2 million for the same period in 2020. For the nine months ended September 30, 2021, the credit for the provision for credit losses, compared to the prior year's charge to the provision, reflects the impact of the continued improvement in forecasted economic metrics, notably the rate of unemployment, anticipated business bankruptcies and the housing price index. These decreases were partially offset by qualitative factors applied in the determination of the allowance. The charge to the provision for credit losses for the same period in 2020 predominantly reflected the combined results of the impact of the deteriorated economic forecasts during the first half of 2020 and the initial allowance on acquired Revere non-purchased credit deteriorated loans.

Non-interest income increased 13% to $79.5 million for the nine months ended September 30, 2021, compared to $70.5 million for 2020. During the current year, wealth management income increased $4.9 million year over year as a result of the acquisition of RPJ in the first quarter of 2020, in addition to the $699 million growth in assets under management and the increase in the client base during the past twelve months. Service charge income also increased 15% as customer activity increased. As a result of increased transaction volume, bank card fees grew 24% compared to the prior year period. Other non-interest income also grew significantly compared to the prior year as a result of the combination of the full payoff of a purchased credit deteriorated loan, credit related fees and activity-based contractual vendor incentives. Income from mortgage banking activities decreased during the year compared to the prior year.

Non-interest expense was $194.3 million for the nine months ended September 30, 2021, compared to $194.1 million for 2020. The current year included $9.1 million in prepayment penalties on FHLB borrowings compared to $5.9 million in prepayment penalties in the prior year. The prior year included $25.2 million in merger and acquisition expense. Excluding the impact of these items results in a year-over-year growth rate in non-interest expense of 14%. This growth rate was driven by operational and compensation costs associated with the 2020 acquisitions, staffing increases and professional fees and services associated with certain strategic initiatives, increased incentive expense associated with mortgage lending and other volume based activities, increased intangible asset amortization, marketing and outside data services cost.

The effective tax rate for the nine months ended September 30, 2021 was 24.60%, compared to a tax rate of 18.66% for the same period in 2020. The current year's effective tax rate reflects a more normalized rate while the prior year's rate reflected the favorable result of the changes to tax laws in 2020 that expanded the time permitted to utilize previous net operating losses. The Company applied this change to the 2018 acquisition of WashingtonFirst to realize a tax benefit of $1.8 million for 2020, resulting in a greater proportional benefit from the operating income in the first nine months of 2020.

For the nine months ended September 30, 2021, the GAAP efficiency ratio was 48.73% compared to 58.15% for the same period in 2020. The non-GAAP efficiency ratio for the first nine months of the current year was 44.88% compared to 47.10% for the same period in the prior year. The improvement in the current year’s non-GAAP efficiency ratio compared to the prior year was the result of the 19% growth in non-GAAP revenue, which outpaced the 14% growth in non-GAAP non-interest expense.

Explanation of Non-GAAP Financial Measures

This news release contains financial information and performance measures determined by methods other than in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company’s management believes that the supplemental non-GAAP information provides a better comparison of period-to-period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. Non-GAAP measures used in this release consist of the following:

•Tangible common equity and related measures are non-GAAP measures that exclude the impact of goodwill and other intangible assets.
•The non-GAAP efficiency ratio excludes amortization of intangible assets, loss on FHLB redemption, merger and acquisition expense and investment securities gains and includes tax-equivalent income.
•Core earnings and the related measures of core earnings per diluted common share, core return on average assets and core return on average tangible common equity reflect net income exclusive of the provision/(credit) for credit losses, provision/(credit) for credit losses on unfunded loan commitments, merger and acquisition expense, amortization of intangible assets, loss on FHLB redemption, and investment securities gains, on a net of tax basis.

These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Please refer to the non-GAAP Reconciliation tables included with this release for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.

Conference Call

The Company’s management will host a conference call to discuss its third quarter results today at 2:00 p.m. (ET). A live Webcast of the conference call is available through the Investor Relations section of the Sandy Spring Website at www.sandyspringbank.com. Participants may call 1-844-200-6205. Please use the following access code: 896716. Visitors to the Website are advised to log on 10 minutes ahead of the scheduled start of the call. An internet-based replay will be available on the website until November 4, 2021. A replay of the teleconference will be available through the same time period by calling 1-866-813-9403 under conference call number 472010.

About Sandy Spring Bancorp, Inc.

Sandy Spring Bancorp, Inc., headquartered in Olney, Maryland, is the holding company for Sandy Spring Bank, a premier community bank in the Greater Washington, D.C. region. With over 50 locations, the bank offers a broad range of commercial and retail banking, mortgage, private banking, and trust services throughout Maryland, Northern Virginia, and Washington, D.C. Through its subsidiaries, Rembert Pendleton Jackson, Sandy Spring Insurance Corporation and West Financial Services, Inc., Sandy Spring Bank also offers a comprehensive menu of insurance and wealth management services.

For additional information or questions, please contact:
Daniel J. Schrider, President & Chief Executive Officer, or
Philip J. Mantua, E.V.P. & Chief Financial Officer
Sandy Spring Bancorp
17801 Georgia Avenue
Olney, Maryland 20832
1-800-399-5919
Email: DSchrider@sandyspringbank.com
PMantua@sandyspringbank.com
Website: www.sandyspringbank.com

Media Contact:
Jen Schell
301-570-8331
jschell@sandyspringbank.com

Forward-Looking Statements

Sandy Spring Bancorp’s forward-looking statements are subject to the following principal risks and uncertainties: risks, uncertainties and other factors relating to the COVID-19 pandemic, including the effect of the pandemic on our borrowers and their ability to make payments on their obligations, the effectiveness of vaccination programs, and the effect of remedial actions and stimulus measures adopted by federal, state and local governments; general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of the Company’s loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; the Company’s ability to retain key members of management; changes in legislation, regulations, and policies; the possibility that any of the anticipated benefits of acquisitions will not be realized or will not be realized within the expected time period; and a variety of other matters which, by their nature, are subject to significant uncertainties. Sandy Spring Bancorp provides greater detail regarding some of these factors in its Form 10-K for the year ended December 31, 2020, including in the Risk Factors section of that report, and in its other SEC reports. Sandy Spring Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov.

Sandy Spring Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS - UNAUDITED

	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
(Dollars in thousands, except per share data)	2021	2020		2021	2020
Results of operations:
Net interest income	$106,604	$97,484	9%	$319,250	$263,332	21%
Provision/ (credit) for credit losses	(8,229)	7,003	(218)%	(47,141)	90,158	(152)%
Non-interest income	24,394	29,390	(17)	79,519	70,482	13
Non-interest expense	63,181	60,937	4	194,329	194,121	—
Income before income tax expense	76,046	58,934	29	251,581	49,535	408
Net income	56,976	44,642	28	189,703	40,291	371

Net income attributable to common shareholders	$56,622	$44,268	28	$188,484	$39,974	372
Pre-tax pre-provision pre-merger income (1)	$67,817	$67,200	1	$204,485	$164,864	24

Return on average assets	1.75%	1.38%		1.98%	0.47%
Return on average common equity	14.54%	12.67%		16.70%	4.12%
Return on average tangible common equity	19.56%	17.84%		22.68%	5.87%
Net interest margin	3.52%	3.24%		3.57%	3.33%
Efficiency ratio - GAAP basis (2)	48.23%	48.03%		48.73%	58.15%
Efficiency ratio - Non-GAAP basis (2)	46.67%	45.27%		44.88%	47.10%

Per share data:
Basic net income per common share	$1.21	$0.94	29%	$4.00	$0.93	330%
Diluted net income per common share	$1.20	$0.94	28	$3.98	$0.93	328
Weighted average diluted common shares	47,086,824	47,175,071	—	47,315,725	43,070,672	10
Dividends declared per share	$0.32	$0.30	7	$0.96	$0.90	7
Book value per common share	$33.52	$30.30	11	$33.52	$30.30	11
Tangible book value per common share (1)	$24.90	$21.69	15	$24.90	$21.69	15
Outstanding common shares	46,119,074	47,025,779	(2)	46,119,074	47,025,779	(2)

Financial condition at period-end:
Investment securities	$1,470,652	$1,425,733	3%	$1,470,652	$1,425,733	3%
Loans	9,721,348	10,333,935	(6)	9,721,348	10,333,935	(6)
Interest-earning assets	12,245,374	11,965,915	2	12,245,374	11,965,915	2
Assets	13,017,464	12,678,131	3	13,017,464	12,678,131	3
Deposits	10,987,400	9,964,969	10	10,987,400	9,964,969	10
Interest-bearing liabilities	7,320,132	7,643,381	(4)	7,320,132	7,643,381	(4)
Stockholders' equity	1,546,060	1,424,749	9	1,546,060	1,424,749	9

Capital ratios:
Tier 1 leverage (3)	9.23%	8.65%		9.23%	8.65%
Common equity tier 1 capital to risk-weighted assets (3)	12.50%	10.45%		12.50%	10.45%
Tier 1 capital to risk-weighted assets (3)	12.50%	10.45%		12.50%	10.45%
Total regulatory capital to risk-weighted assets (3)	15.26%	14.02%		15.26%	14.02%
Tangible common equity to tangible assets (4)	9.10%	8.31%		9.10%	8.31%
Average equity to average assets	12.07%	10.92%		11.84%	11.39%

Credit quality ratios:
Allowance for credit losses to loans	1.11%	1.65%		1.11%	1.65%
Non-performing loans to total loans	0.80%	0.72%		0.80%	0.72%
Non-performing assets to total assets	0.61%	0.60%		0.61%	0.60%
Allowance for credit losses to non-performing loans	138.06%	228.03%		138.06%	228.03%
Annualized net charge-offs to average loans (5)	0.31%	0.01%		0.14%	0.01%
n/m - not meaningful
(1)Represents a non-GAAP measure.
(2)The efficiency ratio - GAAP basis is non-interest expense divided by net interest income plus non-interest income from the Consolidated Statements of Income. The traditional efficiency ratio - Non-GAAP basis excludes intangible asset amortization, loss on FHLB redemption, and merger and acquisition expense from non-interest expense; securities gains from non-interest income and adds the tax- equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.
(3)Estimated ratio at September 30, 2021.
(4)The tangible common equity to tangible assets ratio is a non-GAAP ratio that divides assets excluding intangible assets into stockholders' equity after deducting intangible assets. See the Reconciliation Table included with these Financial Highlights.
(5)Calculation utilizes average loans, excluding residential mortgage loans held-for-sale.

Sandy Spring Bancorp, Inc. and Subsidiaries
RECONCILIATION TABLE - UNAUDITED

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands)	2021	2020	2021	2020
Pre-tax pre-provision pre-merger income:
Net income	$56,976	$44,642	$189,703	$40,291
Plus/ (less) non-GAAP adjustments:
Merger and acquisition expense	—	1,263	45	25,171
Income tax expense	19,070	14,292	61,878	9,244
Provision/ (credit) for credit losses	(8,229)	7,003	(47,141)	90,158
Pre-tax pre-provision pre-merger income	$67,817	$67,200	$204,485	$164,864

Efficiency ratio (GAAP):
Non-interest expense	$63,181	$60,937	$194,329	$194,121

Net interest income plus non-interest income	$130,998	$126,874	$398,769	$333,814

Efficiency ratio (GAAP)	48.23%	48.03%	48.73%	58.15%

Efficiency ratio (Non-GAAP):
Non-interest expense	$63,181	$60,937	$194,329	$194,121
Less non-GAAP adjustments:
Amortization of intangible assets	1,635	1,968	4,991	4,566
Loss on FHLB redemption	—	—	9,117	5,928
Merger and acquisition expense	—	1,263	45	25,171
Non-interest expense - as adjusted	$61,546	$57,706	$180,176	$158,456

Net interest income plus non-interest income	$130,998	$126,874	$398,769	$333,814
Plus non-GAAP adjustment:
Tax-equivalent income	931	643	2,841	3,076
Less non-GAAP adjustment:
Investment securities gains	49	51	178	432
Net interest income plus non-interest income - as adjusted	$131,880	$127,466	$401,432	$336,458

Efficiency ratio (Non-GAAP)	46.67%	45.27%	44.88%	47.10%

Tangible common equity ratio:
Total stockholders' equity	$1,546,060	$1,424,749	$1,546,060	$1,424,749
Goodwill	(370,223)	(370,549)	(370,223)	(370,549)
Other intangible assets, net	(27,531)	(34,175)	(27,531)	(34,175)
Tangible common equity	$1,148,306	$1,020,025	$1,148,306	$1,020,025

Total assets	$13,017,464	$12,678,131	$13,017,464	$12,678,131
Goodwill	(370,223)	(370,549)	(370,223)	(370,549)
Other intangible assets, net	(27,531)	(34,175)	(27,531)	(34,175)
Tangible assets	$12,619,710	$12,273,407	$12,619,710	$12,273,407

Tangible common equity ratio	9.10%	8.31%	9.10%	8.31%

Outstanding common shares	46,119,074	47,025,779	46,119,074	47,025,779
Tangible book value per common share	$24.90	$21.69	$24.90	$21.69

Sandy Spring Bancorp, Inc. and Subsidiaries
RECONCILIATION TABLE - UNAUDITED (CONTINUED)
OPERATING EARNINGS - METRICS

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands)	2021	2020	2021	2020
Core earnings (non-GAAP):
Net income	$56,976	$44,642	$189,703	$40,291
Plus/ (less) non-GAAP adjustments (net of tax):
Provision/ (credit) for credit losses	(6,065)	5,140	(35,054)	67,132
Provision/ (credit) for credit losses on unfunded loan commitments	(64)	—	(950)	—
Merger and acquisition expense	—	919	33	18,742
Amortization of intangible assets	1,211	1,463	3,711	3,400
Loss on FHLB redemption	—	—	6,779	4,414
Investment securities gains	(36)	(38)	(132)	(322)
Core earnings (Non-GAAP)	$52,022	$52,126	$164,090	$133,657

Core earnings per common share (non-GAAP):
Weighted average common shares outstanding - diluted (GAAP)	47,086,824	47,175,071	47,315,725	43,070,672

Earnings per diluted common share (GAAP)	$1.20	$0.94	$3.98	$0.93
Core earnings per diluted common share (non-GAAP)	$1.10	$1.10	$3.47	$3.10

Core return on average assets (non-GAAP):
Average assets (GAAP)	$12,886,460	$12,835,893	$12,827,195	$11,483,477

Return on average assets (GAAP)	1.75%	1.38%	1.98%	0.47%
Core return on average assets (non-GAAP)	1.60%	1.62%	1.71%	1.55%

Core return on average tangible common equity (non-GAAP):
Average total stockholders' equity (GAAP)	$1,554,765	$1,401,746	$1,518,881	$1,307,791
Average goodwill	(370,223)	(370,548)	(370,223)	(363,906)
Average other intangible assets, net	(28,600)	(35,470)	(30,228)	(26,572)
Average tangible common equity (non-GAAP)	$1,155,942	$995,728	$1,118,430	$917,313

Return on average tangible common equity (GAAP)	19.56%	17.84%	22.68%	5.87%
Core return on average tangible common equity (non-GAAP)	17.85%	20.83%	19.62%	19.46%

Sandy Spring Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION - UNAUDITED

(Dollars in thousands)	September 30, 2021	December 31, 2020	September 30, 2020
Assets
Cash and due from banks	$105,937	$93,651	$107,364
Federal funds sold	352	291	390
Interest-bearing deposits with banks	1,008,344	203,061	117,129
Cash and cash equivalents	1,114,633	297,003	224,883
Residential mortgage loans held for sale (at fair value)	44,678	78,294	88,728
Investments available-for-sale (at fair value)	1,429,555	1,348,021	1,357,205
Other equity securities	41,097	65,760	68,528
Total loans	9,721,348	10,400,509	10,333,935
Less: allowance for credit losses	(107,920)	(165,367)	(170,314)
Net loans	9,613,428	10,235,142	10,163,621
Premises and equipment, net	58,362	57,720	58,738
Other real estate owned	1,105	1,455	1,389
Accrued interest receivable	36,219	46,431	48,176
Goodwill	370,223	370,223	370,549
Other intangible assets, net	27,531	32,521	34,175
Other assets	280,633	265,859	262,139
Total assets	$13,017,464	$12,798,429	$12,678,131

Liabilities
Noninterest-bearing deposits	$3,987,411	$3,325,547	$3,458,804
Interest-bearing deposits	6,999,989	6,707,522	6,506,165
Total deposits	10,987,400	10,033,069	9,964,969
Securities sold under retail repurchase agreements and federal funds purchased	147,504	543,157	462,706
Advances from FHLB	—	379,075	444,210
Subordinated debt	172,639	227,088	230,300
Total borrowings	320,143	1,149,320	1,137,216
Accrued interest payable and other liabilities	163,861	146,085	151,197
Total liabilities	11,471,404	11,328,474	11,253,382

Stockholders' equity
Common stock -- par value $1.00; shares authorized 100,000,000; shares issued and outstanding 46,119,074, 47,056,777 and 47,025,779 at September 30, 2021, December 31, 2020 and September 30, 2020, respectively	46,119	47,057	47,026
Additional paid in capital	799,766	846,922	845,399
Retained earnings	701,301	557,271	514,831
Accumulated other comprehensive income/ (loss)	(1,126)	18,705	17,493
Total stockholders' equity	1,546,060	1,469,955	1,424,749
Total liabilities and stockholders' equity	$13,017,464	$12,798,429	$12,678,131

Sandy Spring Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands, except per share data)	2021	2020	2021	2020
Interest income:
Interest and fees on loans	$104,384	$106,560	$319,563	$288,721
Interest on loans held for sale	379	398	1,465	1,094
Interest on deposits with banks	302	84	395	419
Interest and dividends on investment securities:
Taxable	3,958	4,488	12,230	17,270
Tax-advantaged	2,106	1,454	6,560	4,264
Interest on federal funds sold	—	—	—	1
Total interest income	111,129	112,984	340,213	311,769
Interest Expense:
Interest on deposits	3,521	9,439	12,202	35,241
Interest on retail repurchase agreements and federal funds purchased	43	551	139	1,731
Interest on advances from FHLB	—	2,841	2,649	3,863
Interest on subordinated debt	961	2,669	5,973	7,602
Total interest expense	4,525	15,500	20,963	48,437
Net interest income	106,604	97,484	319,250	263,332
Provision/ (credit) for credit losses	(8,229)	7,003	(47,141)	90,158
Net interest income after provision/ (credit) for credit losses	114,833	90,481	366,391	173,174
Non-interest income:
Investment securities gains	49	51	178	432
Service charges on deposit accounts	2,108	1,673	5,936	5,149
Mortgage banking activities	4,942	14,108	20,887	25,567
Wealth management income	9,392	7,785	27,243	22,355
Insurance agency commissions	2,285	2,122	5,685	5,439
Income from bank owned life insurance	818	708	2,203	2,162
Bank card fees	1,775	1,525	5,078	4,102
Other income	3,025	1,418	12,309	5,276
Total non-interest income	24,394	29,390	79,519	70,482
Non-interest expense:
Salaries and employee benefits	38,653	36,041	114,295	98,391
Occupancy expense of premises	5,728	5,575	16,712	16,147
Equipment expenses	3,214	3,133	9,456	9,103
Marketing	1,376	1,305	3,640	3,223
Outside data services	2,317	2,614	6,860	6,365
FDIC insurance	361	1,340	3,303	3,200
Amortization of intangible assets	1,635	1,968	4,991	4,566
Merger and acquisition expense	—	1,263	45	25,171
Professional fees and services	3,031	1,800	7,927	5,466
Other expenses	6,866	5,898	27,100	22,489
Total non-interest expense	63,181	60,937	194,329	194,121
Income before income tax expense	76,046	58,934	251,581	49,535
Income tax expense	19,070	14,292	61,878	9,244
Net income	$56,976	$44,642	$189,703	$40,291

Net income per share amounts:
Basic net income per common share	$1.21	$0.94	$4.00	$0.93
Diluted net income per common share	$1.20	$0.94	$3.98	$0.93
Dividends declared per share	$0.32	$0.30	$0.96	$0.90

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2021			2020
(Dollars in thousands, except per share data)	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Profitability for the quarter:
Tax-equivalent interest income	$112,060	$115,753	$115,241	$112,843	$113,627	$116,252	$84,966
Interest expense	4,525	6,777	9,661	11,964	15,500	13,413	19,524
Tax-equivalent net interest income	107,535	108,976	105,580	100,879	98,127	102,839	65,442
Tax-equivalent adjustment	931	930	980	1,052	643	1,325	1,108
Provision/ (credit) for credit losses	(8,229)	(4,204)	(34,708)	(4,489)	7,003	58,686	24,469
Non-interest income	24,394	26,259	28,866	32,234	29,390	22,924	18,168
Non-interest expense	63,181	62,975	68,173	61,661	60,937	85,438	47,746
Income/ (loss) before income tax expense/ (benefit)	76,046	75,534	100,001	74,889	58,934	(19,686)	10,287
Income tax expense/ (benefit)	19,070	18,271	24,537	18,227	14,292	(5,348)	300
Net income/ (loss)	$56,976	$57,263	$75,464	$56,662	$44,642	$(14,338)	$9,987
Financial performance:
Pre-tax pre-provision pre-merger income	$67,817	$71,330	$65,338	$70,403	$67,200	$61,454	$36,210
Return on average assets	1.75%	1.79%	2.39%	1.78%	1.38%	(0.45)%	0.46%
Return on average common equity	14.54%	15.07%	20.72%	15.72%	12.67%	(4.15)%	3.55%
Return on average tangible common equity	19.56%	20.44%	28.47%	21.89%	17.84%	(5.80)%	5.34%
Net interest margin	3.52%	3.63%	3.56%	3.38%	3.24%	3.47%	3.29%
Efficiency ratio - GAAP basis (1)	48.23%	46.89%	51.08%	46.69%	48.03%	68.66%	57.87%
Efficiency ratio - Non-GAAP basis (1)	46.67%	45.36%	42.65%	45.09%	45.27%	43.85%	54.76%
Per share data:
Net income/ (loss) attributable to common shareholders	$56,622	$56,782	$74,824	$56,194	$44,268	$(14,458)	$9,919
Basic net income/ (loss) per common share	$1.21	$1.20	$1.59	$1.19	$0.94	$(0.31)	$0.29
Diluted net income/ (loss) per common share	$1.20	$1.19	$1.58	$1.19	$0.94	$(0.31)	$0.28
Weighted average diluted common shares	47,086,824	47,523,198	47,415,060	47,284,808	47,175,071	46,988,351	34,743,623
Dividends declared per share	$0.32	$0.32	$0.32	$0.30	$0.30	$0.30	$0.30
Non-interest income:
Securities gains	$49	$71	$58	$35	$51	$212	$169
Service charges on deposit accounts	2,108	1,976	1,852	1,917	1,673	1,223	2,253
Mortgage banking activities	4,942	5,776	10,169	14,491	14,108	8,426	3,033
Wealth management income	9,392	9,121	8,730	8,215	7,785	7,604	6,966
Insurance agency commissions	2,285	1,247	2,153	1,356	2,122	1,188	2,129
Income from bank owned life insurance	818	705	680	705	708	809	645
Bank card fees	1,775	1,785	1,518	1,570	1,525	1,257	1,320
Other income	3,025	5,578	3,706	3,945	1,418	2,205	1,653
Total non-interest income	$24,394	$26,259	$28,866	$32,234	$29,390	$22,924	$18,168
Non-interest expense:
Salaries and employee benefits	$38,653	$38,990	$36,652	$36,080	$36,041	$34,297	$28,053
Occupancy expense of premises	5,728	5,497	5,487	5,236	5,575	5,991	4,581
Equipment expenses	3,214	3,020	3,222	3,121	3,133	3,219	2,751
Marketing	1,376	1,052	1,212	1,058	1,305	729	1,189
Outside data services	2,317	2,260	2,283	2,394	2,614	2,169	1,582
FDIC insurance	361	1,450	1,492	1,527	1,340	1,378	482
Amortization of intangible assets	1,635	1,659	1,697	1,655	1,968	1,998	600
Merger and acquisition expense	—	—	45	3	1,263	22,454	1,454
Professional fees and services	3,031	3,165	1,731	2,473	1,800	1,840	1,826
Other expenses	6,866	5,882	14,352	8,114	5,898	11,363	5,228
Total non-interest expense	$63,181	$62,975	$68,173	$61,661	$60,937	$85,438	$47,746
(1) The efficiency ratio - GAAP basis is non-interest expense divided by net interest income plus non-interest income from the Condensed Consolidated Statements of Income. The traditional efficiency ratio - Non-GAAP basis excludes intangible asset amortization, loss on FHLB redemption, and merger and acquisition expense from non-interest expense; investment securities gains from non-interest income; and adds the tax- equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2021			2020
(Dollars in thousands, except per share data)	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Balance sheets at quarter end:
Commercial investor real estate loans	$3,743,698	$3,712,374	$3,652,418	$3,634,720	$3,588,702	$3,581,778	$2,241,240
Commercial owner-occupied real estate loans	1,661,092	1,687,843	1,644,848	1,642,216	1,652,208	1,601,803	1,305,682
Commercial AD&C loans	1,177,949	1,126,960	1,051,013	1,050,973	994,800	997,423	643,114
Commercial business loans	1,594,528	1,974,366	2,411,109	2,267,548	2,227,246	2,222,810	813,525
Residential mortgage loans	911,997	960,527	1,022,546	1,105,179	1,173,857	1,211,745	1,116,512
Residential construction loans	181,319	172,869	171,028	182,619	175,123	169,050	149,573
Consumer loans	450,765	457,576	493,904	517,254	521,999	558,434	453,346
Total loans	9,721,348	10,092,515	10,446,866	10,400,509	10,333,935	10,343,043	6,722,992
Allowance for credit losses	(107,920)	(123,961)	(130,361)	(165,367)	(170,314)	(163,481)	(85,800)
Loans held for sale	44,678	71,082	84,930	78,294	88,728	68,765	67,114
Investment securities	1,470,652	1,482,123	1,472,727	1,413,781	1,425,733	1,424,652	1,250,560
Interest-earning assets	12,245,374	12,167,067	12,132,405	12,095,936	11,965,915	12,447,146	8,222,589
Total assets	13,017,464	12,925,577	12,873,366	12,798,429	12,678,131	13,290,447	8,929,602
Noninterest-bearing demand deposits	3,987,411	4,000,636	3,770,852	3,325,547	3,458,804	3,434,038	1,939,937
Total deposits	10,987,400	10,866,466	10,677,752	10,033,069	9,964,969	10,076,834	6,593,874
Customer repurchase agreements	147,504	140,708	129,318	153,157	142,287	143,579	125,305
Total interest-bearing liabilities	7,320,132	7,233,536	7,423,262	7,856,842	7,643,381	8,313,546	5,732,349
Total stockholders' equity	1,546,060	1,562,280	1,511,694	1,469,955	1,424,749	1,390,093	1,116,334
Quarterly average balance sheets:
Commercial investor real estate loans	$3,678,886	$3,675,119	$3,634,174	$3,599,648	$3,582,751	$3,448,882	$2,202,461
Commercial owner-occupied real estate loans	1,671,442	1,663,543	1,638,885	1,643,817	1,628,474	1,681,674	1,285,257
Commercial AD&C loans	1,161,183	1,089,287	1,049,597	1,017,304	977,607	969,251	659,494
Commercial business loans	1,820,598	2,225,885	2,291,097	2,189,828	2,207,388	1,899,264	819,133
Residential mortgage loans	934,365	994,899	1,066,714	1,136,989	1,189,452	1,208,566	1,139,786
Residential construction loans	170,511	176,135	179,925	180,494	173,280	162,978	145,266
Consumer loans	452,289	468,686	496,578	515,202	543,242	575,734	465,314
Total loans	9,889,274	10,293,554	10,356,970	10,283,282	10,302,194	9,946,349	6,716,711
Loans held for sale	50,075	66,958	82,263	68,255	54,784	53,312	35,030
Investment securities	1,403,496	1,482,905	1,407,455	1,418,683	1,404,238	1,398,586	1,179,084
Interest-earning assets	12,121,048	12,037,701	12,029,424	11,882,542	12,049,463	11,921,132	7,994,618
Total assets	12,886,460	12,798,355	12,801,539	12,645,329	12,835,893	12,903,156	8,699,342
Noninterest-bearing demand deposits	3,869,293	3,763,135	3,394,110	3,424,729	3,281,607	3,007,222	1,797,227
Total deposits	10,832,115	10,663,346	10,343,190	9,999,144	9,862,639	9,614,176	6,433,694
Customer repurchase agreements	145,483	136,286	148,195	146,685	142,694	144,050	135,652
Total interest-bearing liabilities	7,315,021	7,356,656	7,742,987	7,609,829	7,969,487	8,326,909	5,612,056
Total stockholders' equity	1,554,765	1,523,875	1,477,150	1,433,900	1,401,746	1,390,544	1,130,051
Financial measures:
Average equity to average assets	12.07%	11.91%	11.54%	11.34%	10.92%	10.78%	12.99%
Investment securities to earning assets	12.01%	12.18%	12.14%	11.69%	11.91%	11.45%	15.21%
Loans to earning assets	79.39%	82.95%	86.11%	85.98%	86.36%	83.10%	81.76%
Loans to assets	74.68%	78.08%	81.15%	81.26%	81.51%	77.82%	75.29%
Loans to deposits	88.48%	92.88%	97.84%	103.66%	103.70%	102.64%	101.96%
Capital measures:
Tier 1 leverage (1)	9.23%	9.49%	9.14%	8.92%	8.65%	8.35%	8.78%
Common equity tier 1 capital to risk-weighted assets (1)	12.50%	12.47%	12.09%	10.58%	10.45%	10.23%	10.23%
Tier 1 capital to risk-weighted assets (1)	12.50%	12.47%	12.09%	10.58%	10.45%	10.23%	10.23%
Total regulatory capital to risk-weighted assets (1)	15.26%	15.82%	15.49%	13.93%	14.02%	13.79%	14.09%
Book value per common share	$33.52	$33.02	$32.04	$31.24	$30.30	$29.58	$32.68
Outstanding common shares	46,119,074	47,312,982	47,187,389	47,056,777	47,025,779	47,001,022	34,164,672
(1) Estimated ratio at September 30, 2021.

Sandy Spring Bancorp, Inc. and Subsidiaries
LOAN PORTFOLIO QUALITY DETAIL - UNAUDITED

	2021			2020
(Dollars in thousands)	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
Non-performing assets:
Loans 90 days past due:
Commercial real estate:
Commercial investor real estate	$14,830	$—	$—	$133	$—	$775	$—
Commercial owner-occupied real estate	—	—	—	—	—	515	—
Commercial AD&C	7,344	—	—	—	—	—	—
Commercial business	—	—	31	161	93	—	—
Residential real estate:
Residential mortgage	679	680	398	480	320	138	8
Residential construction	—	—	—	—	—	—	—
Consumer	—	—	—	—	1	—	—
Total loans 90 days past due	22,853	680	429	774	414	1,428	8
Non-accrual loans:
Commercial real estate:
Commercial investor real estate	15,386	42,072	42,776	45,227	26,784	26,482	17,770
Commercial owner-occupied real estate	9,854	8,183	8,316	11,561	6,511	6,729	4,074
Commercial AD&C	1,022	14,489	14,975	15,044	1,678	2,957	829
Commercial business	9,454	9,435	13,147	22,933	17,659	20,246	10,834
Residential real estate:
Residential mortgage	9,511	9,440	9,593	10,212	11,296	11,724	12,271
Residential construction	62	62	—	—	—	—	—
Consumer	7,826	7,718	7,193	7,384	7,493	7,800	5,596
Total non-accrual loans	53,115	91,399	96,000	112,361	71,421	75,938	51,374
Total restructured loans - accruing	2,199	2,228	2,271	2,317	2,854	2,553	2,575
Total non-performing loans	78,167	94,307	98,700	115,452	74,689	79,919	53,957
Other assets and other real estate owned (OREO)	1,105	1,234	1,354	1,455	1,389	1,389	1,416
Total non-performing assets	$79,272	$95,541	$100,054	$116,907	$76,078	$81,308	$55,373

	For the Quarter Ended,
(Dollars in thousands)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Analysis of non-accrual loan activity:
Balance at beginning of period	$91,399	$96,000	$112,361	$71,421	$75,938	$51,374	$38,632
Purchased credit deteriorated loans designated as non-accrual	—	—	—	—	—	—	13,084
Non-accrual balances transferred to OREO	—	(257)	—	(70)	—	—	—
Non-accrual balances charged-off	(7,171)	(2,166)	(699)	(513)	(144)	(162)	(575)
Net payments or draws	(36,526)	(3,693)	(16,028)	(13,212)	(4,248)	(1,881)	(1,860)
Loans placed on non-accrual	5,699	1,515	421	54,735	893	27,289	2,369
Non-accrual loans brought current	(286)	—	(55)	—	(1,018)	(682)	(276)
Balance at end of period	$53,115	$91,399	$96,000	$112,361	$71,421	$75,938	$51,374

Analysis of allowance for credit losses:
Balance at beginning of period	$123,961	$130,361	$165,367	$170,314	$163,481	$85,800	$56,132
Transition impact of adopting ASC 326	—	—	—	—	—	—	2,983
Initial allowance on purchased credit deteriorated loans	—	—	—	—	—	—	2,762
Initial allowance on acquired PCD loans	—	—	—	—	—	18,628	—
Provision/ (credit) for credit losses	(8,229)	(4,204)	(34,708)	(4,489)	7,003	58,686	24,469
Less loans charged-off, net of recoveries:
Commercial real estate:
Commercial investor real estate	5,797	(144)	(27)	379	21	(4)	—
Commercial owner-occupied real estate	136	—	—	—	—	—	—
Commercial AD&C	2,007	—	—	—	—	—	—
Commercial business	(53)	2,359	634	56	88	(463)	108
Residential real estate:
Residential mortgage	(49)	(11)	(270)	37	(6)	15	333
Residential construction	(2)	(1)	—	(1)	(2)	(1)	(2)
Consumer	(24)	(7)	(39)	(13)	69	86	107
Net charge-offs/ (recoveries)	7,812	2,196	298	458	170	(367)	546
Balance at the end of period	$107,920	$123,961	$130,361	$165,367	$170,314	$163,481	$85,800

Asset quality ratios:
Non-performing loans to total loans	0.80%	0.93%	0.94%	1.11%	0.72%	0.77%	0.80%
Non-performing assets to total assets	0.61%	0.74%	0.78%	0.91%	0.60%	0.61%	0.62%
Allowance for credit losses to loans	1.11%	1.23%	1.25%	1.59%	1.65%	1.58%	1.28%
Allowance for credit losses to non-performing loans	138.06%	131.44%	132.08%	143.23%	228.03%	204.56%	159.02%
Annualized net charge-offs/ (recoveries) to average loans	0.31%	0.09%	0.01%	0.02%	0.01%	(0.01)%	0.03%

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES - UNAUDITED

	Three Months Ended September 30,
	2021			2020
(Dollars in thousands and tax-equivalent)	Average Balances	Interest (1)	Annualized Average Yield/Rate	Average Balances	Interest (1)	Annualized Average Yield/Rate
Assets
Commercial investor real estate loans	$3,678,886	$37,760	4.07%	$3,582,751	$39,547	4.39%
Commercial owner-occupied real estate loans	1,671,442	19,184	4.55	1,628,474	19,215	4.69
Commercial AD&C loans	1,161,183	11,702	4.00	977,607	10,647	4.33
Commercial business loans	1,820,598	22,849	4.98	2,207,388	20,015	3.61
Total commercial loans	8,332,109	91,495	4.36	8,396,220	89,424	4.24
Residential mortgage loans	934,365	7,867	3.37	1,189,452	10,899	3.67
Residential construction loans	170,511	1,438	3.35	173,280	1,733	3.98
Consumer loans	452,289	4,033	3.54	543,242	5,053	3.70
Total residential and consumer loans	1,557,165	13,338	3.41	1,905,974	17,685	3.70
Total loans (2)	9,889,274	104,833	4.21	10,302,194	107,109	4.14
Loans held for sale	50,075	379	3.03	54,784	398	2.91
Taxable securities	984,452	3,958	1.61	1,148,573	4,190	1.46
Tax-advantaged securities	419,044	2,588	2.47	255,665	1,846	2.89
Total investment securities (3)	1,403,496	6,546	1.87	1,404,238	6,036	1.72
Interest-bearing deposits with banks	777,763	302	0.15	287,817	84	0.12
Federal funds sold	440	—	0.16	430	—	0.10
Total interest-earning assets	12,121,048	112,060	3.67	12,049,463	113,627	3.75

Less: allowance for credit losses	(121,630)			(162,488)
Cash and due from banks	100,292			128,193
Premises and equipment, net	57,220			59,182
Other assets	729,530			761,543
Total assets	$12,886,460			$12,835,893

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$1,425,893	$238	0.07%	$1,144,328	$365	0.13%
Regular savings deposits	494,331	67	0.05	391,291	66	0.07
Money market savings deposits	3,484,101	1,234	0.14	3,022,710	2,508	0.33
Time deposits	1,558,497	1,982	0.50	2,022,703	6,500	1.28
Total interest-bearing deposits	6,962,822	3,521	0.20	6,581,032	9,439	0.57
Other borrowings	145,551	43	0.12	709,217	551	0.31
Advances from FHLB	—	—	—	448,929	2,841	2.52
Subordinated debt	206,648	961	1.86	230,309	2,669	4.64
Total borrowings	352,199	1,004	1.13	1,388,455	6,061	1.74
Total interest-bearing liabilities	7,315,021	4,525	0.25	7,969,487	15,500	0.77

Noninterest-bearing demand deposits	3,869,293			3,281,607
Other liabilities	147,381			183,053
Stockholders' equity	1,554,765			1,401,746
Total liabilities and stockholders' equity	$12,886,460			$12,835,893

Tax-equivalent net interest income and spread		$107,535	3.42%		$98,127	2.98%
Less: tax-equivalent adjustment		931			643
Net interest income		$106,604			$97,484

Interest income/earning assets			3.67%			3.75%
Interest expense/earning assets			0.15			0.51
Net interest margin			3.52%			3.24%
(1)Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 25.64% and 25.54% for 2021 and 2020, respectively. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $0.9 million and $0.6 million in 2021 and 2020, respectively.
(2)Non-accrual loans are included in the average balances.
(3)Available for sale investments are presented at amortized cost.

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES - UNAUDITED

	Nine Months Ended September 30,
	2021			2020
(Dollars in thousands and tax-equivalent)	Average Balances	Interest (1)	Annualized Average Yield/Rate	Average Balances	Interest (1)	Annualized Average Yield/Rate
Assets
Commercial investor real estate loans	$3,662,890	$114,525	4.18%	$3,079,873	$103,238	4.48%
Commercial owner-occupied real estate loans	1,658,076	57,224	4.61	1,532,154	54,215	4.73
Commercial AD&C loans	1,100,431	32,917	4.00	869,181	29,862	4.59
Commercial business loans	2,110,803	72,891	4.62	1,643,992	49,618	4.03
Total commercial loans	8,532,200	277,557	4.35	7,125,200	236,933	4.44
Residential mortgage loans	998,174	26,045	3.48	1,179,305	32,899	3.72
Residential construction loans	175,489	4,606	3.51	160,555	4,985	4.15
Consumer loans	472,356	12,761	3.61	528,152	15,550	3.93
Total residential and consumer loans	1,646,019	43,412	3.52	1,868,012	53,434	3.82
Total loans (2)	10,178,219	320,969	4.22	8,993,212	290,367	4.31
Loans held for sale	66,314	1,465	2.95	47,734	1,094	3.05
Taxable securities	984,354	12,230	1.66	1,095,419	17,557	2.14
Tax-advantaged securities	446,917	7,995	2.39	232,165	5,407	3.11
Total investment securities (3)	1,431,271	20,225	1.88	1,327,584	22,964	2.31
Interest-bearing deposits with banks	386,717	395	0.14	291,260	419	0.19
Federal funds sold	538	—	0.11	369	1	0.36
Total interest-earning assets	12,063,059	343,054	3.80	10,660,159	314,845	3.94

Less: allowance for credit losses	(138,378)			(114,613)
Cash and due from banks	101,433			126,607
Premises and equipment, net	56,439			59,357
Other assets	744,642			751,967
Total assets	$12,827,195			$11,483,477

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$1,397,623	$700	0.07%	$1,017,873	$1,519	0.20%
Regular savings deposits	472,059	189	0.05	363,303	212	0.08
Money market savings deposits	3,419,948	3,951	0.15	2,588,870	10,554	0.54
Time deposits	1,647,792	7,362	0.60	1,973,773	22,956	1.55
Total interest-bearing deposits	6,937,422	12,202	0.24	5,943,819	35,241	0.79
Other borrowings	163,569	139	0.11	553,898	1,731	0.42
Advances from FHLB	148,823	2,649	2.38	585,063	3,863	0.88
Subordinated debt	220,175	5,973	3.62	222,470	7,602	4.56
Total borrowings	532,567	8,761	2.20	1,361,431	13,196	1.29
Total interest-bearing liabilities	7,469,989	20,963	0.37	7,305,250	48,437	0.89

Noninterest-bearing demand deposits	3,677,254			2,697,492
Other liabilities	161,071			172,944
Stockholders' equity	1,518,881			1,307,791
Total liabilities and stockholders' equity	$12,827,195			$11,483,477

Tax-equivalent net interest income and spread		$322,091	3.43%		$266,408	3.05%
Less: tax-equivalent adjustment		2,841			3,076
Net interest income		$319,250			$263,332

Interest income/earning assets			3.80%			3.94%
Interest expense/earning assets			0.23			0.61
Net interest margin			3.57%			3.33%
(1)Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 25.64% and 25.54% for 2021 and 2020, respectively. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $2.8 million and $3.1 million in 2021 and 2020, respectively.
(2)Non-accrual loans are included in the average balances.
(3)Available-for-sale investments are presented at amortized cost.